UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           February 27, 2003
                             Date of Report
                    (Date of Earliest Event Reported)


                        EASTON TECHNOLOGIES CORP.
         (Exact Name of Registrant as Specified in its Charter)


                                DELAWARE
               (State or Other Jurisdiction of Incorporation)

             000-49853                       04-3616005
     (Commission File Number)      (IRS Employer Identification No.)

                    524 Westgate Drive, Edison, NJ 08820
        (Address of Principal Executive Offices, including ZIP Code)

                               (908) 412-9273
             Registrant's Telephone Number, including Area Code


                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)




Item 1.   Changes in Control of Registrant

On February 26, 2003, Waywood Investment Limited ("Waywood"), the sole shareholder of Easton Technologies Corp. ("Easton"), entered into a Stock Purchase Agreement with Comp Assets International Limited, a British Virgin Islands corporation ("Comp Assets International"), pursuant to which Comp Assets International acquired four million two hundred fifty thousand (4,250,000) shares of Easton's common stock owned by Waywood. As a result, Comp Assets International now owns 85% of the Easton's issued and outstanding shares. Prior to the sale, Easton had 5,000,000 shares of common stock outstanding, and no preferred shares have been issued and outstanding.

The sale and acquisition was approved by unanimous consent of the respective Board of Directors of Waywood and Comp Assets International on February 26, 2003.

The following table sets forth, as of February 27, 2003, certain information with respect to Easton's equity securities owned of record or beneficially by (i) each officer and director of Easton; (ii) each person who owns beneficially more than 5% of each class of Easton's outstanding equity securities; and (iii) all directors and executive officers as a group.


                   Name and Address        Amount and Nature of   Percent of
Title of Class   of Beneficial Owner       Beneficial Ownership   Class (1)
--------------   ------------------------  --------------------  ----------
Common Stock    Comp Assets International       4,250,000             85%
                Limited
                49-51 Jervois Street
                7th Floor
                Sheung Wan, Hong Kong

Common Stock    Waywood Investment               750,000             15%
                Limited
                182 Queen's Road East
                Hong Kong

Common Stock    All Officers and                 750,000             15%
                Directors as a Group


(1) Based upon 5,000,000 shares issued and outstanding. There are no outstanding options or warrants to purchase, nor any securities convertible into, Easton's common shares.


Item 7.   Financial Statements and Exhibits

No financial statements are filed herewith.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


EASTON TECHNOLOGIES CORP.


By:  /s/Jianjun Zhang
   ------------------------
   Jianjun Zhang, President

Date:  February 27, 2003